Exhibit 10.1

FIRST AMENDMENT TO THE CREDIT AGREEMENT

This FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “First Amendment”) is made and entered into effective as of August 1, 2007, by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank (“Lender”). This First Amendment amends the Master Amended and Restated Credit Agreement between Borrower and Lender (the “Master Agreement”) as supplemented by the First Supplement to the Master Amended and Restated Credit Agreement, the Second Supplement to the Master Amended and Restated Credit Agreement (the “Second Supplement”), and the Third Supplement to the Master Amended and Restated Credit Agreement, each dated as of November 14, 2006 (as the same may be amended, restated, or otherwise modified from time to time), collectively known as the “Credit Agreement.”

RECITALS:

WHEREAS, Lender has made certain loans and other credit accommodations available to Borrower under the original Credit Agreement; and

WHEREAS, Borrower has requested that the Master Agreement be amended to decrease the Restricted Cash Account requirement as hereinafter set forth; and

WHEREAS, Borrower has requested that the Second Supplement be amended to (i)  increase the Revolving Commitment Amount  to $20,000,000 and (ii) eliminate the annual step-down thereof; and

WHEREAS, Lender agrees to Borrower’s requests subject to the terms and conditions hereof.

NOW, THEREFORE, Borrower and Lender agree as follows:

1.             Definitions.  Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

2.             Amendment to Master Agreement (Restricted Cash Account Requirement).  The Master Agreement is hereby amended by deleting Section 1.15 in its entirety and substituting the following therefor:

Section 1.15  Restricted Cash Accounts.  Borrower will maintain a balance of no less than $2,000,000 in the account established pursuant to Section 2.10 of the Original Credit Agreement (the “Restricted Cash Account”) until such time as all amounts held in retainage pursuant to the Construction Agreement are paid to Fagen, Inc. in full and the ratio of Borrower’s Tangible Net Worth to total assets is equal to or greater than 0.60:1.00, at which time the balance then remaining in the Restricted Cash Account will be applied to any amount owing under the Revolving Credit Facility or, if no such amount is then owed, returned to Borrower.  In the event that the ratio of Borrower’s Tangible Net Worth to total assets becomes less than 0.60:1.00, Borrower will deposit into the Restricted Cash Account, within forty five (45) days after the end of each fiscal quarter, an amount equal to 25% of Borrower’s quarterly Net Income; provided the maximum amount required to be maintained in the Restricted Cash Account is $4,000,000.  Lender may, in its discretion at any time during the continuance of a Default or Event of Default or at the request of Borrower, apply amounts on deposit in the Restricted Cash Account as payment to the Obligations; provided any such payments will be applied to Loan payments in the inverse order of maturity and will not reduce the amount of any scheduled payment to the extent any Obligation remains unpaid.  Proceeds of the Restricted Cash Account secure all Loans ratably.

3.             Amendment to Second Supplement (Definitions of Revolving Commitment Amount and Revolving Note).  Section 1 of the Second Supplement is amended by deleting the defined terms “Revolving Commitment Amount” and “Revolving Note” and substituting the following therefor:

“Revolving Commitment Amount” means $20,000,000.

“Revolving Note” means the Third Amended and Restated Revolving Credit Note made by Borrower payable to the order of Lender, dated as of August 1, 2007,  in the initial aggregate principal amount of $20,000,000 in substantially the form of Exhibit 3A attached to the First Amendment to the Credit Agreement dated as of August 1, 2007.

4.             Amendment to Second Supplement (Annual Fee).  A new Section 15 shall be added to the Second Supplement and shall state as follows:

15.          Annual Fee.  From and after August 1, 2007, Borrower will pay Lender a fee in an amount equal to $25,000.  Such fee will be paid annually in arrears on the last Business Day of each year.

5.             Effectiveness; Conditions Precedent.  This First Amendment will become effective upon (i) the delivery to Lender, in form and substance satisfactory to Lender, of a counterpart of (a) this First Amendment, (b) the Revolving Note and (c) an amendment to the Mortgage, each duly executed on behalf of Borrower; (ii) the delivery to Lender of a date-down endorsement of the original title insurance policy on the Real Estate satisfactory to Lender in all respects; and (iii) Lender’s receipt of all fees, including an origination fee equal to $37,500 ($5,000,000 x 0.75%), and other amounts due and payable on or prior to the date hereof and all other fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender.

6.             Representations; Events of Default.  In order to induce Lender to execute this First Amendment, Borrower, as of the date of this First Amendment, hereby:  (a) makes and renews the representations and warranties contained in Article III of the Master Agreement, and (b) certifies to Lender that there are no existing Defaults or Events of Default.

7.             General.  On and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to the Credit

Agreement, will mean the Credit Agreement as amended by this First Amendment.  The Credit Agreement, as so amended, is and will continue to be in full force and effect and it and the other Loan Documents are hereby ratified and confirmed in all respects.

8.             Counterpart Signatures.  This First Amendment may be executed by each party in one or more counterparts, each of which will be deemed an original and all of which taken together constitute one binding document.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:		BORROWER:

HOME FEDERAL SAVINGS BANK		GOLDEN GRAIN ENERGY, LLC

By:	/s/ Eric Oftedahl	By:	/s/ Walter Wendland
Name:	Eric Oftedahl	Name:	Walter Wendland
Title:	Vice President	Title:	President

EXHIBIT 3A

THIRD AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$20,000,000	Rochester, Minnesota

August , 2007

FOR VALUE RECEIVED, the undersigned, Golden Grain Energy, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to the order of Home Federal Savings Bank (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947, (a) on the Revolving Facility Maturity Date (as defined in the Master Amended and Restated Credit Agreement between Borrower and Lender dated as of November 14, 2006 and the Second Supplement to the Master Amended and Restated Credit Agreement (Revolving and Letter of Credit Facility) between Borrower and Lender, dated the same date, as amended by the First Amendment to the Credit Agreement dated August __, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) collectively known as the “Credit Agreement”) , the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) or so much of the unpaid principal amount of the Revolving Facility (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Revolving Facility Maturity Date, the principal amount of the Revolving Loans payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest and Additional Interest (each as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.  THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE RESTATES AND AMENDS THE “SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE” ISSUED ON NOVEMBER 14, 2006, BY BORROWER TO LENDER, AND SHALL NOT BE CONSIDERED A NOVATION OF SUCH NOTE.

All borrowings evidenced by this Third Amended and Restated Revolving Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Third Amended and Restated Revolving Note and the Credit Agreement.

This Third Amended and Restated Revolving Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GOLDEN GRAIN ENERGY, LLC

By:
Name:	Walter Wendland
Title:	President